SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        ECHELON INTERNATIONAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
       --------------------------------------------------------------------
       Name of Person(s) Filing Proxy Statement, other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.
      1)  Title of each class of securities to which transaction applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)  Proposed maximum aggregate value of transaction:

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      5)  Total Fee Paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

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      4)  Date Filed:

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


                                     [LOGO]

                       ECHELON INTERNATIONAL CORPORATION
                        ONE PROGRESS PLAZA, SUITE 1500
                         ST. PETERSBURG, FLORIDA 33701


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 1998



To the Stockholders of
Echelon International Corporation:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Echelon International Corporation will be held on Tuesday, the 2nd day of June, 1998, at 9:00 a.m., Local Time, at The Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois, for the following purposes:

     1. To elect two Class II Directors, each to serve for a three-year term;

     2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for fiscal year 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on March 30, 1998, has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. STOCKHOLDERS ARE REQUESTED TO PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ADDRESSED ENVELOPE. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.


                                        By Order of the Board of Directors,


                                        /s/ SUSAN JOHSNON
                                        ----------------------------------
                                        Susan Glatthorn Johnson, Corporate
                                        Secretary



April 10, 1998

                                     [LOGO]

                       ECHELON INTERNATIONAL CORPORATION
                        ONE PROGRESS PLAZA, SUITE 1500
                         ST. PETERSBURG, FLORIDA 33701

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 1998


To the Stockholders of                                 April 10, 1998
Echelon International Corporation:


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Echelon International Corporation ("Echelon" or "Company") from the holders of the Company's Common Stock for use at the Annual Meeting of Stockholders and at any adjournments thereof. This meeting will be held at 9:00 a.m., Local Time, on Tuesday, June 2, 1998, at The Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois.

     PLEASE NOTE IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY TO AVOID UNNECESSARY EXPENSE. THEREFORE, IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Corporate Secretary prior to the voting, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Corporate Secretary at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the stockholder attend the meeting.

     The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, Directors and regular employees of the Company. The Company has also retained Morrow & Co., Inc., 909 3rd Avenue, New York, New York, 10022-4799, to aid solicitation, if necessary, by mail, telephone, telegraph and personal interview for a fee of approximately $4,500.00. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

     The approximate date on which this Proxy is first given or mailed to stockholders is April 14, 1998.

     Shares of Common Stock are the only outstanding voting securities of the Company.

     The Board of Directors in accordance with the Bylaws has fixed the close of business on March 30, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 6,802,484 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of BankBoston, NA the Company's transfer agent, whose representatives will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting. Because of limitations under Florida law, stockholders will not be permitted to vote by telephone, Internet or other electronic means.


                              SECURITY OWNERSHIP

     The following table sets forth, as of March 31, 1998, the number of shares of the Company's Common Stock beneficially owned by i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock together with such person's address, ii) each of its Directors and nominees to become a Director, iii) each "Named Executive Officer" (as defined herein under "Executive Compensation") and iv) all Directors and executive officers as a group.


                                                 AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                           OF BENEFICIAL      PERCENT
OR NUMBER IN GROUP                                 OWNERSHIP(1)       OF CLASS
------------------------------------------------------------------   ---------
Darryl A. LeClair ..............................      295,132(2)         4.3%
W. Michael Doramus .............................       11,401(3)           *
Joseph H. Richardson ...........................        1,558(4)           *
Thomas W. Mahr .................................        1,163(5)           *
Jonathan Blum ..................................          763              *
L. Raymond Eastin ..............................          103              *
Larry J. Newsome ...............................       52,383(6)           *
Susan G. Johnson ...............................       13,974(7)           *
Jeffrey S. Halis ...............................      582,600(8)         8.6
Franklin Advisory Services, Inc. ...............      500,000(9)         7.4
Ingalls & Snyder LLC ...........................      479,233(10)        7.0
Fir Tree Partners ..............................      435,292(11)        6.4
Fidelity Management & Research Company .........      370,579(12)        5.4
All Directors and Executive Officers
  as a Group (9 persons) .......................      382,977(13)        5.6%

----------

*    Less than one percent

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power
 (2) Includes 194,011 shares subject to a risk of forfeiture which lapses as to one-quarter of the shares each January 31st, commencing on January 31, 1998; 41,767 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1997 through 1999 fiscal years, as determined in accordance with Mr. LeClair's employment agreement; and 14,608 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1998 through 2000 fiscal years, as determined in accordance with Mr. LeClair's employment agreement. Also includes 43,113 shares deemed to be beneficially owned by Mr. LeClair by virtue of certain stock options that are currently exercisable.

(3) Includes 5,966 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1997 through 1999 fiscal years, as determined in accordance with Mr. Doramus' employment agreement; and 2,086 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1998 through 2000 fiscal years, as determined in accordance with Mr. Doramus' employment agreement.
(4)  Includes 1,393 shares held by Mr. Richardson's wife.
(5)  All shares are held jointly by Mr. Mahr and his wife.
(6) Includes 32,335 shares subject to a risk of forfeiture which lapses as to one-quarter of the shares each January 31st, commencing on January 31, 1998; 13,524 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1997 through 1999 fiscal years, as determined in accordance with Mr. Newsome's employment agreement; and 4,730 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1998 through 2000 fiscal years, as determined in accordance with Mr. Newsome's employment agreement. Also includes 625 shares deemed to be beneficially owned by Mr. Newsome by virtue of certain stock options that are currently exercisable.
(7) Includes 12,934 shares subject to a risk of forfeiture which lapses as to one-fifth of the shares each June 2, beginning June 2, 1998.
(8) This information is derived from a Schedule 13D dated January 12, 1998, filed and signed by Jeffrey S. Halis for and on behalf of himself; Halo Capital Partners, L.P.; Tyndall Partners, L.P.; Tyndall Institutional Partners, L.P.; Madison Avenue Partners, L.P.; Jemi Management, L.L.C.; and Halo International, Ltd. All such persons may be deemed to beneficially own the shares indicated. Mr. Halis possesses sole power to vote and direct the disposition of all shares shown.
(9) This information is derived from a Schedule 13G dated January 19, 1998, filed jointly by Franklin Advisory Services, Inc.; Charles B. Johnson; Rupert H. Johnson, Jr.; and Franklin Resources, Inc. All such persons may be deemed to beneficially own the shares indicated. Franklin Advisory Services, Inc. possesses sole power to vote and direct the disposition of all shares shown.
(10) This information is derived in part from a Form 13F dated April 3, 1997, filed by Ingalls & Snyder LLC, which possesses sole power to direct the disposition of all shares shown, but no power to vote the shares shown other than sole power to vote approximately 14,900 shares.
(11) This information is derived from a Schedule 13D dated February 5, 1998, filed and signed by Jeffrey Tannenbaum for and on behalf of himself and Fir Tree, Inc. d/b/a Fir Tree Partners. Fir Tree Partners and Mr. Tannenbaum are beneficial owners, and possess sole power to vote and direct the disposition, of all shares shown.
(12) This information is derived from a Schedule 13G dated February 14, 1998, filed jointly by Fidelity Management & Research Company; FMR Corp.; Edward
     C. Johnson III; Abigail P. Johnson; and Fidelity Low-Priced Stock Fund. All such persons may be deemed to beneficially own the shares indicated. Such persons possess sole power to direct the disposition of and may be deemed to have shared power to vote all shares shown.
(13) Includes 336,961 shares of the Company's Common Stock granted to executive officers under the Echelon International Corporation Long Term Incentive Plan ("LTIP") and subject to certain risks of forfeiture. Also includes 43,738 shares deemed to be beneficially owned by certain executive officers by virtue of stock options that are currently exercisable.

1. ELECTION OF DIRECTORS.

     The Bylaws of the Company provide that the number of Directors shall not be less than three nor more than nine, the exact number to be fixed by the Board of Directors. The Company's Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of approximately equal size. The number of Directors had previously been fixed at five. In February 1998, the Board of Directors increased the size of the Board of Directors from five members to six members and elected L. Raymond Eastin to fill the vacancy created by the expansion of the

Board of Directors. The current terms of the three classes of Directors expire in 1998 (Class II Directors), 1999 (Class III Directors) and 2000 (Class I Directors). Directors are generally elected for three-year terms.

     Two Directors are to be elected at the 1998 Annual Meeting to fill the two Class II Director seats. The Board of Directors has nominated the following persons to stand for election at the 1998 Annual Meeting for the two open Class II Director seats (terms expiring in 2001):

                                 Thomas W. Mahr
                               L. Raymond Eastin

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote such proxy "FOR" the election of Thomas W. Mahr and L. Raymond Eastin as the Class II Directors of the Company, to serve for the terms described above. See "Management -- Directors and Executive Officers" for further information on such nominees. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the Class II Directors.

     The proposed nominees for election as Directors are willing to be elected as such. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a Director, proxies may be voted for the election of such other person as the Board of Directors may select. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     The firm of KPMG Peat Marwick LLP has been the Company's independent certified public accountants since 1996. KPMG Peat Marwick LLP has been recommended by the Audit Committee and approved by the Board of Directors as the Company's independent certified public accountants for the year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions by stockholders. Ratification of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice.

     The Board recommends that you vote "FOR" ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the period specified.


                                OTHER BUSINESS

     It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

                                  MANAGEMENT

     The following table sets forth certain information regarding the Company's urrent executive officers, continuing Directors and nominees for Directors.


                                                                                         HAS SERVED
                                                                                         AS DIRECTOR
DIRECTORS AND EXECUTIVE OFFICERS      AGE                    POSITIONS                      SINCE
----------------------------------   -----   ----------------------------------------   ------------
Darryl A. LeClair ................    39     Chairman of the Board, President,
                                             Chief Executive Officer and Director
                                             (term expiring in 1999)                        1992
W. Michael Doramus ...............    47     Executive Vice President and Director
                                             (term expiring in 1999)                        1996
Joseph H. Richardson .............    48     Director (term expiring in 2000)               1992
Thomas W. Mahr ...................    40     Director (term expiring in 1998)               1996
Jonathan Blum ....................    41     Director (term expiring in 2000)               1997
L. Raymond Eastin ................    68     Director (term expiring in 1998)               1998
Larry J. Newsome .................    49     Senior Vice President and Chief
                                             Financial Officer
Susan G. Johnson .................    40     Vice President, Legal Services &
                                             Administration and Corporate Secretary
Julio A. Maggi ...................    41     Vice President, Commercial Development

DIRECTORS AND EXECUTIVE OFFICERS

     DARRYL A. LECLAIR has served as Chief Executive Officer and President of Echelon since its formation in late 1996 in connection with the spin-off of the real estate, leasing and lending businesses of Florida Progress Corporation ("Florida Progress"). In October 1997, Mr. LeClair assumed the additional position of Chairman of the Board of Echelon. Prior to Echelon, Mr. LeClair had been employed by Florida Progress or its affiliates for more than 14 years, serving in a variety of executive positions, particularly those regarding real estate development, management and finance and aircraft leasing and finance. While employed with Florida Progress, Mr. LeClair served in a variety of capacities, including Vice President of Mergers, Acquisitions and Divestitures of Florida Progress from 1991 through 1996, and as the President of Progress Credit Corporation ("PCC"), Talquin Development Company ("Talquin") and Progress Leasing Corporation ("Progress Leasing") from 1992 to the time such companies were combined with and into Echelon, formerly known as PLC Leasing Corporation ("PLC Leasing"). From 1988 to 1992 he was Vice President of Talquin, heading up operations, including the real estate group.

     W. MICHAEL DORAMUS was elected to the position of Executive Vice President of Echelon in October 1997 in connection with the acquisition by Echelon of certain assets of Mission Development Company ("Mission"), a real estate development and consulting company which was wholly-owned by Mr. Doramus. Mr. Doramus brings more than two decades of experience in all phases of multi-family residential real estate operations, including project planning, acquisition, development, financing, management and disposition. Mr. Doramus founded Mission in Dallas, Texas, in January 1996 and served as its President until Echelon acquired substantially all of its assets in October 1997. He served as Executive Vice President and National Partner of JPI Development Partners, Inc., Dallas, Texas, from 1992 to 1995. Mr. Doramus served as President of Rosewood Management and Acquisition Group, Inc., from 1990 to 1992. Prior to 1992, he served as President of various companies including Doramus Ventures, Inc., from 1988 to the present and two Trammel Crow companies, Brentwood Properties and Trammell Crow Advisory Services, Inc. from 1977 to 1987.

     JOSEPH H. RICHARDSON has been employed by Florida Progress or its affiliates for more than 20 years. He joined Florida Power Corporation ("Florida Power"), a subsidiary of Florida Progress, in

1976 as Assistant Counsel, was promoted to Corporate Counsel in 1977 and became Assistant General Counsel of Florida Progress in 1983. In 1986 he joined Talquin as Vice President and was promoted to President and Chief Executive Officer in 1990. While at Talquin, he also served as Group Vice President and Senior Vice President of the Development Group of Florida Progress. Mr. Richardson served as Chairman of the Board of PLC Leasing from 1992 to 1995. In 1993 Mr. Richardson became Senior Vice President, Legal and Administrative Services at Florida Power and in 1995 became Senior Vice President of Energy Distribution. In April 1996, he became a member of the Board of Directors and was promoted to President and Chief Operating Officer of Florida Power and continues to serve as a Group Vice President of the Utility Group of Florida Progress. Mr. Richardson was elected Chief Executive Officer of Florida Power in May 1997.

     THOMAS W. MAHR has more than 15 years of experience in the airline industry including aircraft leasing and finance. He has held positions in the treasury and financial planning functions for regional, national and major airlines and more recently in executive positions with firms focusing solely on aviation investment banking. Mr. Mahr is currently, and has been since June 1996, a Managing Director of The Seabury Group LLC, a firm specializing in aviation investment banking located in Stamford, Connecticut. Mr. Mahr was a Principal with Fieldstone Private Capital Group, an investment banking firm in New York, New York, from 1991 until joining The Seabury Group in 1996. From 1989 to 1991, he served as Vice President of Marketing for Chrysler Capital Corporation, Greenwich, Connecticut, responsible for all aviation investments. He served as Vice President and Chief Financial Officer of Rocky Mountain Airways, Denver, Colorado, from 1988 to 1989 and as Director of Finance of Texas Air Corporation, Houston, Texas, from 1986 to 1988. From 1983 to 1985, Mr. Mahr served as Manager of Finance for New York Air, Flushing, New York.

     JONATHAN BLUM joined Prudential Securities as a Managing Director in February 1998. In the preceding two years, Mr. Blum was a Director of the Mergers and Acquisitions Department of Salomon Smith Barney, Inc. Prior to 1996, he was a Managing Director specializing in Mergers and Acquisitions with Chemical Securities, Inc. for seven years, providing valuations and financial and advisory services on divestitures and acquisitions. Four years prior to joining Chemical, Mr. Blum was Vice President of the Mergers and Acquisitions Department of Citicorp. He has extensive experience in utilities, light and industrial manufacturing, distribution, building products, apparel and shipping industries.

     L. RAYMOND EASTIN has served as President and Chief Executive Officer of Blue Circle Materials, the concrete and masonry operations of Blue Circle America in the United States and Canada, since June 1997. Mr. Eastin joined Blue Circle America in 1988 and has had a wide array of responsibilities. Beginning as President of Blue Circle West, he rose to Executive Vice President and Chief Operating Officer of Blue Circle America, and soon after to President and CEO of Blue Circle Williams, now known as Blue Circle Materials. Mr. Eastin has operated cement terminals as well as concrete, concrete block, aggregates, and trucking operations. Prior to joining Blue Circle, Mr. Eastin was with Tarmax, USA and Medusa Aggregates and Construction Co.

     LARRY J. NEWSOME has served as Senior Vice President and Chief Financial Officer of Echelon since its formation in late 1996. Prior to Echelon's formation, Mr. Newsome had been employed by Florida Progress or its affiliates for more than 25 years, serving in a variety of tax, financial and managerial positions. He served as Vice President of Tax Administration at Florida Progress (1992-1996) and held the same position at Florida Power (1994-1996). He was the Director of Tax Administration at Florida Progress from 1983 to 1992. Mr. Newsome also served Progress Leasing as a Director from 1983 until 1993 and as Assistant Treasurer from 1984 until 1993. He also served PLC Leasing as a Director and Assistant Treasurer from 1985 until 1993. He joined Florida Power in 1971 and served in various capacities including Manager and Supervisor of Tax Accounting, Senior Accountant and Accountant.

     SUSAN GLATTHORN JOHNSON has 15 years of diverse experience including real estate finance, operations, strategic planning, marketing and branch administration with several banks. Ms. Johnson joined Florida Progress in 1986 as a manager in Trust Administration which administers the Florida Progress qualified and non-qualified plans. In 1990, as Director of Strategic Planning, she spearheaded the initiation of strategic planning at Florida Progress and its subsidiaries. In 1994, Ms. Johnson left Florida Progress to pursue her law degree. Ms. Johnson graduated Salutatorian in May 1997 from Stetson University College of Law and joined the Company full time as Vice President Legal Services & Administration and Corporate Secretary in June 1997.

     JULIO A. MAGGI joined the Company in January 1998 as Vice President of Commercial Development. For the previous 14 years, Mr. Maggi was with Lincoln Property Company, a full service real estate company dealing in all phases of commercial and multi-family real estate, headquartered in Dallas, Texas. From December 1995 until joining the Company, Mr. Maggi served as the Senior Vice President of Commercial Development for Lincoln's southeast operations based in Orlando, Florida. His development experience includes over 5 million square feet of office, hotel and retail. Mr. Maggi graduated cum laude with a Bachelor's degree in building science and a Master's degree in Architecture, both from Rensselaer Polytechnic Institute. He is a State of Florida Class A general contractor, and holds a Florida real estate license.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held five meetings during 1997. In 1997, each incumbent Director attended all meetings of the Board and all meetings of those Committees of the Board of which the Director was a member.

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee.

     The members of the Audit Committee are Messrs. Mahr and Blum. The Audit Committee held one meeting in 1997. The Audit Committee's principal responsibilities are to recommend annually a firm of independent auditors to the Board of Directors, to review the annual audit of the Company's financial statements and to meet with the independent auditors of the Company from time to time in order to review the Company's general policies and procedures with respect to audits and accounting and financial controls.

     The members of the Compensation Committee are Messrs. Mahr and Blum. The Compensation Committee held four meetings during 1997. The principal responsibilities of the Compensation Committee include the establishment of compensation policies for the executive officers of Echelon and administration of any stock-based compensation plans except the Non-Employee Directors' Stock Plan.

     The members of the Nominating Committee are Messrs. Doramus and Richardson. The Nominating Committee did not meet in 1997, but did consult as to the nomination of L. Raymond Eastin. The Nominating Committee's function includes the consideration of recommendations for nominees for election to the Board of Directors submitted by stockholders. The Nominating Committee will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Company's Amended and Restated Articles of Incorporation. See "Stockholder Proposals For Presentation At the 1999 Annual Meeting" for further information.

COMPENSATION OF DIRECTORS

     Directors who are not employees of Echelon receive an annual retainer fee of $15,000 to be paid quarterly, in arrears, in the form of Company Common Stock and an automatic grant of options to purchase 1,000 shares of Company Common Stock each year in accordance with the Company's Non-Employee Directors' Stock Plan. Options granted under the Non-Employee Directors' Stock Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and the options are 100% exercisable on the one-year anniversary of the date of grant. In addition, non-employee Directors receive $1,000 for each meeting of the Board of Directors attended and $500 for each meeting of a Committee of the Board of Directors attended. Non-employee Directors who serve as Chairman of a Committee of the Board of Directors will receive an additional $750 for each meeting chaired.

     In addition to the annual retainer fee and meeting fees described above, W. Michael Doramus received $75,000 for acting as Chairman of the Board of Echelon through October 1, 1997. On October 1, 1997, Mr. Doramus, in addition to his position as a Director of the Company, was elected as Executive Vice President and Mr. LeClair assumed the position of Chairman of the Board of the Company.

     No Director who is an employee of the Company will receive separate compensation for services rendered as a Director.


                         COMPENSATION COMMITTEE REPORT

     The duties of the Compensation Committee ("Committee") include the review of compensation levels of Echelon's executive officers, the evaluation of the performance of the executive officers and the administration of any stock-based compensation plans except the Non-Employee Directors' Stock Plan. The Committee consists of Thomas W. Mahr and Jonathan Blum, neither of which are officers of the Company.

GENERAL POLICIES

     The Company's executive compensation system is intended to attract, retain and motivate high quality executives with individually tailored market and performance based compensation packages that reward the achievement of specific goals and the enhancement of stockholder value. The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. In evaluating the performance of executive officers, the Committee's approach is to consult with the Chief Executive Officer, except when evaluating his performance, in which case the Committee's approach is to meet and deliberate independently without the Chief Executive Officer being present.

     For the Company's executive officers in 1997, compensation was paid in accordance with the terms of employment agreements entered into with each officer. The compensation to be paid under the employment agreements was determined based upon the Company's compensation system for executive officers which is made up of three principal components: base salary; annual incentive cash compensation; and long term incentive awards through stock options, stock appreciation rights and/or restricted stock. The Committee's policies with respect to each of these elements are discussed below.

BASE SALARY

     The annual base salary of each of Echelon's executive officers is based upon the scope of his or her responsibility and accountability with the Company, as well as performance and experience criteria. In setting the level of base salary for executive officers, other than the Chief Executive Officer, the Committee's approach is to review the Chief Executive Officer's recommendations together with market information.

     The base salaries of the executive officers were reviewed at the beginning of 1998 and found to be appropriate and consistent with the general compensation policies of Echelon and fair relative to the market.

ANNUAL INCENTIVE CASH COMPENSATION

     Echelon has implemented for each of its executive officers and certain key employees a Management Incentive Compensation Plan ("MICP") that provides annual incentive cash compensation opportunities by creating "threshold, target and maximum" levels of cash compensation to be paid upon the achievement of corresponding performance goals. The performance goals under the MICP are established based upon objective measures of individual and corporate performance. Compensation levels payable under the MICP are based upon a percentage of the executive's base salary.

     The Committee approved performance goals based upon the Company's projected net income for 1997 and 1998 and the payment of compensation levels upon achievement of such goals. The 1997 and 1998 annual incentive compensation "target" levels for officers, other than the Chief Executive Officer, range from 15% to 40% of base salary.

LONG TERM INCENTIVE COMPENSATION

     To facilitate stock ownership by officers and key employees and align their interests with those of Echelon's stockholders in the long term growth and performance of Echelon, the Committee may award stock options, stock appreciation rights or shares of restricted stock under the LTIP and Echelon International Corporation 1996 Stock Option Plan ("SOP"). Generally, the Chief Executive Officer will recommend the number and type of awards to be granted (other than for the Chief Executive Officer) and will present this information along with appropriate supporting information to the Committee for its review and consideration.

     In 1997, the Committee under Echelon's LTIP and SOP approved total awards of 1,500 shares of restricted stock (0 to executive officers and 1,500 to key employees) and options to purchase 149,250 shares (126,000 to executive officers and 23,250 to key employees).

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1997

     As with the Company's other executive officers, the Chief Executive Officer's compensation for 1997 was paid in accordance with the terms of his employment agreement with the Company. The compensation under the employment agreement is made up of three principal components: base salary; annual incentive cash compensation; and long term incentive compensation awards of stock options, time-vesting restricted stock and performance based restricted stock.

     The Chief Executive Officer's base salary for 1997 was based upon the scope of his responsibility and accountability with the Company, as well as performance and experience criteria. The Chief Executive Officer's MICP cash bonus for 1997 was based upon the Company's achievement of net income goals established under the Chief Executive Officer's employment agreement for each year through 1999 and the payment of annual incentive compensation upon achievement of such goals. The annual incentive compensation "target" level for the Chief Executive Officer is 50% of his base salary in the applicable year.

     The amounts and terms of long term incentive compensation awards of stock options and time-vesting restricted stock paid to the Chief Executive Officer for 1997 were based upon the Company's achievement of net income goals established under the Chief Executive Officer's employment agreement for each year through 1999. Stock options granted vest in equal one-thirds over three years. Shares of time-vesting restricted stock vest in equal one-fourths over four years. Awards of performance based restricted stock are based on the Company's achievement of levels of cumulative net income for the three years ended December 31, 1999 ("Performance Period") which were established based on the sum of the three annual MICP net income goals for the Performance Period. The awards that may be earned are based upon percentages of the Chief Executive Officer's total base salary for the Performance Period, with a target award of 75% of total base salary. The number of shares of Common Stock to be earned by the Chief Executive Officer upon satisfaction of the applicable performance goal will be determined by dividing the applicable award amount by $22.625.

     In approving the levels, amounts and terms of cash and other compensation paid to the Chief Executive Officer for 1997, the Committee considered information provided by independent compensation consultants regarding compensation surveys and market data providing information on the level of equity ownership for similar executives with comparable positions and responsibilities in peer companies. Further, as part of the Committee's broader review of the base salaries of the Company's executive officers conducted at the beginning of 1998, the Committee found the Chief Executive Officer's compensation to be appropriate and consistent with the general compensation policies of Echelon and fair relative to the market.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, Echelon's policy with respect to the deductibility limit of
Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation that exceeds $1,000,000 paid in any fiscal year to a corporation's chief executive officer and four other most highly compensated officers, is to preserve the deductibility of compensation paid when it is appropriate and is in the best interests of Echelon and its stockholders. Echelon reserves the authority to award non-deductible compensation in other circumstances as deemed appropriate. Also, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of Echelon in this area, that compensation intended by Echelon to satisfy the deductibility requirements under Section 162(m) does in fact do so.


                                        Thomas W. Mahr

                                        Jonathan Blum

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the S&P 500 Index and a Peer Group(1) constructed by the Company. Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on December 18, 1996, the date of the spin-off from Florida Progress, and the reinvestment of any dividends paid by companies in the Peer Group.


                      COMPARISON OF CUMULATIVE TOTAL RETURN

                               [GRAPHIC OMITTED]


              DECEMBER 18, 1996    DECEMBER 31, 1996   DECEMBER 31, 1997
              -----------------    -----------------   -----------------

ECHELON              100                 120.16              172.55

PEER GROUP           100                 103.41              140.56

S&P 500              100                 102.26              135.04

----------

(1) The Peer Group comprises publicly traded companies which are engaged principally or in significant part in: (i) the development, ownership, and management of commercial and multi-family residential real estate or (ii) collateralized financing of commercial real estate and leasing of aircraft and other assets, and which are viewed as being in competition with the company. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average. The members of the Peer Group are Insignia Financial Group, Colonial Properties Trust, FM Properties Inc., Catellus Development Corporation, Atlantic Gulf Communities Corporation, Major Realty Corporation, First Union Real Estate Investments, Resurgence Properties, Inc., Lexford, Inc. (formerly known as Cardinal Realty Services, Inc.), Forest City Enterprises, Inc., P.S. Group, Inc. and Airlease Limited.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Company's "Named Executive Officers," which includes the Chief Executive Officer and President of the Company, and the three other executive officers of Echelon as of the year ended December 31, 1997, who were the most highly compensated executive officers and whose total annual salary and bonus exceeded $100,000. Information set forth in the table reflects compensation earned by such individuals for services with Echelon and for periods prior to December 18, 1996, with Florida Progress or its respective subsidiaries.


                                          ANNUAL COMPENSATION(1)
                                       ----------------------------
 NAME AND PRINCIPAL
POSITION WITH ECHELON            YEAR   SALARY($)      BONUS($)
------------------------------- ------ ----------- ----------------
Darryl A. LeClair ............. 1997   280,558          210,000
 Chief Executive
 Officer and President          1996   238,491          144,000
                                1995   211,947           87,500
W. Michael Doramus(5) ......... 1997    50,456           45,000
 Executive Vice President
Larry J. Newsome .............. 1997   170,557           89,250
 Senior Vice President and
 Chief Financial Officer        1996   143,977          115,300(6)
                                1995   133,450           44,000
Susan G. Johnson(7) ........... 1997    90,048           27,344
 Vice President, Legal
 Services & Administration
 and Corporate Secretary



                                            LONG-TERM COMPENSATION
                                ----------------------------------------------
                                            AWARDS                 PAYOUTS
                                ------------------------------ ---------------
                                    RESTRICTED
 NAME AND PRINCIPAL                   STOCK                          LTIP           ALL OTHER
POSITION WITH ECHELON            AWARDS(S)($)(2)   OPTIONS(#)     PAYOUTS($)    COMPENSATION($)(3)
------------------------------- ----------------- ------------ --------------- -------------------
Darryl A. LeClair .............            --             --            --               594
 Chief Executive
 Officer and President              2,594,897        129,340        34,953(4)         55,610
                                           --             --            --             6,645
W. Michael Doramus(5) .........            --        125,000            --               348
 Executive Vice President
Larry J. Newsome ..............            --             --            --             1,009
 Senior Vice President and
 Chief Financial Officer              434,494          2,500        31,561(4)         64,647
                                           --             --            --             2,004
Susan G. Johnson(7) ...........       250,596          1,000            --               238
 Vice President, Legal
 Services & Administration
 and Corporate Secretary

----------
(1) Other Annual Compensation, other than salary and bonuses, does not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission Rules.
(2) The aggregate restricted stock holdings and value of such holdings at December 31, 1997 for Mr. LeClair were 194,011 shares and $4,353,122, respectively; for Mr. Newsome were 32,335 shares and $725,517, respectively and for Ms. Johnson were 12,934 and $290,207, respectively. The foregoing aggregate restricted stock holdings and value of such holding do not include certain restricted shares that Messrs. LeClair and Newsome may be eligible to receive under the terms of their employment agreements upon the satisfaction of certain performance criteria. The shares of restricted stock granted to Messrs. LeClair and Newsome are subject to a substantial risk of forfeiture which lapses as to one-quarter of the shares each January 31, commencing on January 31, 1998. The shares of restricted stock granted to Ms. Johnson are subject to a substantial risk of forfeiture which lapses as to one-fifth of the shares each June 2, commencing on June 2, 1998. Dividends on all restricted shares issued to the Named Executive Officers are paid at the same rate as paid to all stockholders. The Company currently intends to retain all future earnings for the development of its business and does not anticipate paying any cash dividends for the foreseeable future.
(3) For 1997, reflects imputed insurance premiums paid by the Company with respect to group term life insurance for the benefit of the Named Executive Officers. For 1996 and 1995 reflects Florida Progress matching contributions to its Savings Plan and/or its Executive Optional Deferred Compensation Plan on behalf of the Named Executive Officers. In 1996, for Messrs. LeClair and Newsome, includes payouts under the Florida Progress Nondiscrimination Plan and/or Supplemental Employee Retirement Plan of $48,470 and $62,493, respectively.
(4) These amounts reflect LTIP payouts made by Florida Progress to Messrs. LeClair and Newsome under the Florida Progress Long Term Incentive Plan.

(5) Mr. Doramus began his employment with the Company in October 1997 as Executive Vice President.
(6) Includes a one-time special bonus paid in connection with the completion of the spin-off of Echelon from Florida Progress.
(7) Ms. Johnson began full-time employment with the Company in June 1997 as Vice President, Legal Services & Administration. From November 1996 until June 1997, Ms. Johnson was employed by the Company on a part-time basis.

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning stock options granted by the Company for the year ended December 31, 1997, for the Named Executive Officers shown in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                             --------------------------------
                                                                                                            GRANT DATE
                                                % OF TOTAL                    MARKET PRICE                   VALUE(1)
                                             OPTIONS GRANTED   EXERCISE OR     OF COMMON                -----------------
                                 OPTIONS     TO EMPLOYEES IN    BASE PRICE      STOCK ON     EXPIRATION     GRANT DATE
NAME                           GRANTED(#)      FISCAL YEAR        ($/SH)     DATE OF GRANT      DATE     PRESENT VALUE($)
---------------------------- -------------- ----------------- ------------- --------------- ----------- -----------------
Darryl A. LeClair ..........         --             --                --             --            --             --
W. Michael Doramus .........     88,414             59             20.00          25.125      10/1/07        847,931
                                 36,586             25             25.125         25.125      10/1/07        254,563
                                  1,000(2)           *             19.375         19.375       6/3/02          5,366
Larry J. Newsome ...........         --             --                --             --            --             --
Susan G. Johnson ...........      1,000              *             22.25          19.375       6/2/07          6,958

----------
 * Less than one percent.
(1) The options were valued using a Black-Scholes based option repricing method using the following assumptions: volatility 30%; dividend rate 0%;
    expected lives of three years; and a risk free rate of return of 5.75%.
(2) Granted to Mr. Doramus solely for services as a non-employee Director prior to his becoming an executive officer of the Company on October 1, 1997.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning stock option values at December 31, 1997 for stock options granted by the Company to the Named Executive Officers shown in the Summary Compensation Table.


                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                    VALUE OF UNEXERCISED
                                    NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                OPTIONS AT FISCAL YEAR-END(#)     AT FISCAL YEAR-END($)(1)
NAME                              EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----------------------------   -------------------------------   --------------------------
Darryl A. LeClair ..........            -0-/129,340                   -0-/24,251
W. Michael Doramus .........            -0-/126,000(2)               -0-/218,572
Larry J. Newsome ...........              -0-/2,500                    -0-/469
Susan G. Johnson ...........              -0-/1,000                    -0-/188

----------
(1) This represents the excess of the fair market value of the Company's Common Stock of $22.4375 per share as of December 31, 1997, above the exercise price of the options.
(2) Includes options to purchase 1,000 shares granted to Mr. Doramus solely for services as a non-employee Director prior to his becoming an executive officer of the Company on October 1, 1997.

LONG TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information concerning awards under the LTIP during fiscal 1997 for the individuals shown in the Summary Compensation Table.


                                                                      ESTIMATED PAYOUT AT END OF PERIOD(1)
                                                                ------------------------------------------------
                                   NUMBER OF
                             RESTRICTED SHARES OR   PERFORMANCE
NAME                            OTHER RIGHTS(#)       PERIOD      THRESHOLD(#)      TARGET(#)       MAXIMUM(#)
--------------------------- ---------------------- ------------ --------------- ---------------- ---------------
Darryl A. LeClair .........          --                 --            --              --               --
W. Michael Doramus ........     3,977 shares        1997-1999    1,988 shares    3,977 shares     5,966 shares
                               10,000 options                   5,000 options   10,000 options   15,000 options
Larry J. Newsome ..........          --                 --            --              --               --
Susan G. Johnson ..........          --                 --            --              --               --

----------
(1) The Compensation Committee of the Board of Directors has approved threshold, target and maximum levels of Company cumulative net income and individual performance goals for W. Michael Doramus for the performance period and has approved corresponding threshold, target and maximum awards that will be paid in shares of Common Stock and options if such performance goals are achieved at the end of the performance period. The threshold, target and maximum stock awards are based on percentages of Mr. Doramus' total base salary for the performance period as previously established under the terms of his employment agreement, while the option awards are predetermined amounts determined in the discretion of the Compensation Committee. No payout will be made if less than threshold cumulative net income or the minimum individual goals are achieved and no payout will be made in excess of the maximum awards. The number of shares of Common Stock that will be earned upon satisfaction of the applicable performance goal was determined by dividing the applicable award amount by the closing price of the Company's Common Stock on January 2, 1998, as reported on the New York Stock Exchange. Options have an exercise price equal to the closing price as reported on the New York Stock Exchange on the date of grant and are 100% vested on the date of grant. Upon the termination of Mr. Doramus' employment "Without Cause" or upon a "Change in Control" (as such terms are defined in Mr. Doramus' employment agreement) Mr. Doramus will be entitled to receive a cash payment equal to the value of the number of restricted shares he would be entitled to if the target level of cumulative net income had been achieved.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its executive officers. The initial term of the agreement for Mr. LeClair is through December 31, 1999 with annual renewal clauses; Mr. Doramus through December 31, 2000; and for Mr. Newsome and Ms. Johnson through December 31, 1998. Pursuant to their employment agreements, the annual base salaries of Messrs. LeClair, Doramus and Newsome and Ms. Johnson will be at least $280,000, $225,000, $170,000 and $125,000, respectively. Under their employment agreements, Messrs. LeClair, Doramus and Newsome and Ms. Johnson are eligible for annual incentive cash bonuses under the Company's management incentive compensation plan ("MICP Bonus") which is based upon the annual results of the Company's operations and in the case of Mr. Doramus a portion is based on satisfying individual performance goals. Messrs. LeClair and Newsome's employment agreements provide them with the opportunity under the LTIP to earn shares of Common Stock based upon the cumulative results of the Company's operations for the three year periods ending December 31, 1999 and 2000. In addition, Mr. Doramus' employment agreement provides him with the opportunity under the LTIP to earn shares of Common Stock and options to purchase Common Stock based upon the cumulative results of the Company's operations and satisfaction of individual performance goals for the three year periods ending December 31, 1999 and 2000. Pursuant to their employment agreements, Messrs. LeClair and Newsome and Ms. Johnson have been granted shares of Common Stock under the LTIP, which shares are subject to risks of forfeiture. In addition, Messrs. LeClair, Doramus and Newsome and Ms. Johnson have been granted options to purchase additional shares of Common Stock under the LTIP, which options are subject to vesting schedules. See "-- Summary Compensation Table," "-- Option/SAR Grants Table" and "-- Long Term Incentive Plan Award Table."

     The employment agreements provide that executive officers are entitled to certain severance benefits in the event that their employment is terminated by the Company "without good cause" or by such executive within one year following a "change of control" (both as defined in the employment agreements). In the event of termination "without good cause," the executive will receive for the remainder of the then effective employment term or the greater of 12 months (24 months for Mr. LeClair) his or her base salary and a monthly pro-rata portion of the greater of the MICP Bonus or the MICP Bonus for the year of termination multiplied by the number of years (and fractions thereof) in the unexpired term of the agreement.

     In the event of termination within one year after a "change of control," Messrs. LeClair and Doramus will receive a cash payment equal to the sum of three times their base salary and MICP Bonus and the cash value of the LTIP bonus for the then current three-year cycle. In addition, Mr. LeClair will receive a cash payment of between $500,000 and $2,000,000 depending on the year of termination. In the event of the termination of Mr. LeClair's employment with the Company, Mr Doramus also has a right (subject to certain restrictions) for a period of six months to terminate his agreement and upon such termination to receive for the remainder of the then effective employment term or the greater of 12 months, his base salary, a monthly pro-rata portion of the greater of the MICP Bonus or the MICP Bonus for the year of termination multiplied by the number of years (and fractions thereof) in the unexpired term of the agreement, and the cash value of his LTIP bonus for the then current three-year cycle. In the event of termination within one year after a "change of control," Mr. Newsome and Ms. Johnson will each receive a cash payment equal to the sum of two times their base salary and two times their MICP Bonus; in addition, Mr. Newsome will receive a payment equal to the cash value of his LTIP bonus for the then current three-year cycle.

     Upon any such termination "without good cause" or within one year after a "change of control," all vesting, performance or similar requirements in respect of any award under the LTIP shall be deemed to have been fully satisfied and each executive will receive an additional cash payment in an amount necessary to pay any federal excise taxes. Each employment agreement is also subject to termination in the event of disability, death or voluntary retirement by the individual or his or her termination "for cause." Each employment agreement includes certain non-competition covenants applicable to certain activities following any termination.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee as of December 31, 1997, were Thomas W. Mahr and Jonathan Blum. Mr. Richardson served as a member of the Compensation Committee of the Company until March 12, 1997, at which time Jonathan Blum replaced Mr. Richardson on the Compensation Committee. Mr. Richardson served as Chairman of the Board of PLC Leasing, now known as the Company, from 1992 to 1995, during which time PLC Leasing was an affiliate of Florida Progress.

     Mr. Richardson, a Director of Echelon following the formation of Echelon in late 1996, is an executive officer of both Florida Progress and Florida Power. During 1996, Florida Progress entered into various agreements with Echelon governing the relationships between Florida Progress and Echelon subsequent to formation of Echelon and providing for the allocation of tax, employee benefits and certain other liabilities and obligations arising from periods prior to the spin-off of Echelon from Florida Progress, including the Distribution Agreement, Tax Sharing Agreement, Employee Benefits Allocation Agreement and Transition Services Agreement. Copies of such agreements have been filed as exhibits to the Registration Statement of Echelon in respect of the registration of Common Stock under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     In addition, Florida Progress and Florida Power have ongoing lease agreements with Echelon. Such leases are on terms which reflect market rates and conditions and have been entered into by the parties in the ordinary course of their respective businesses. The leases are summarized in the following table:


                                          RENTABLE SQUARE
LOCATION                                    FEET LEASED      APPROXIMATE REMAINING TERM
--------------------------------------   ----------------   ---------------------------
   FLORIDA PROGRESS
   Barnett Tower .....................     62,149                   10.5 years
                                          with potential
                                            increases
   FLORIDA POWER
   Highpoint Center ..................     1,831                      8 years
   Bayboro (land lease only) .........   104,152             Cancellable upon written
                                                             notice from Florida Power
   Bayboro Station ...................    80,991                     10 years
   South Core ........................   133,279                     15 years

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1996, Talquin, a former affiliate of Echelon which has since been merged into Echelon, entered into a Consulting Agreement with Mission Development Company ("Mission"), a company wholly-owned by Mr. Doramus, currently the Executive Vice President and a Director of the Company. Talquin agreed to pay Mission a total of $400,000 for real estate consulting services to be provided through March 31, 1997. The Consulting Agreement was initially entered into when the parties were unaffiliated and, in the view of Echelon's management, the terms of such agreement were comparable to those which could have been obtained from other unaffiliated sources. Management subsequently entered into an amendment to the Consulting Agreement with Mission pursuant to which the term was extended through the end of 1997, the services to be provided were expanded, and the compensation to be paid over the entire term of the contract increased by a total of $575,000. Effective October 1, 1997, in connection with the acquisition by Echelon of substantially all of the assets of Mission, as further described below, the Consulting Agreement was terminated. Under the terms of the Consulting Agreement, the Company paid to Mission in 1997 approximately $575,000 for professional services. Management believes that the terms of the amendment were comparable to the terms which could be obtained from a third party.

     Effective October 1, 1997, the Company purchased substantially all of the assets and assumed certain contracts from Mission for a purchase price of $365,000. In connection with the acquisition of the assets of Mission, Mr. Doramus was hired as Executive Vice President of the Company and entered into an employment agreement with the Company, the terms and conditions of which are described herein under "Executive Compensation -- Employment Agreements."

     The Seabury Group LLC, of which Mr. Mahr is a Managing Director, was paid $35,000 in 1997 for advisory services involving debt refinancing and aircraft rental fair market value analysis services rendered to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company's Directors and officers and the holders of more than 10% of the Company's Common Stock, all Section 16(a) filing requirements were complied with by such persons in fiscal 1997, except that a Form 4 required to be filed in connection with the sale in January 1997 of 52 shares of Common Stock held in the Savings Plan for the Employees of Florida Progress Corporation for the benefit of Mr. Newsome was filed late by Mr. Newsome.

       STOCKHOLDER PROPOSALS FOR PRESENTATIONS AT THE 1999 ANNUAL MEETING

     Pursuant to the General Rules under the Exchange Act, proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by management of the Company at its executive offices on or before December 11, 1998.

     The Company's Articles of Incorporation and Bylaws, as amended to date, also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as Directors at a stockholders' meeting. Notice of stockholder proposals and of Director nominations must be timely given in writing to the Corporate Secretary of the Company prior to the meeting at which the Directors are to be elected. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the date of the meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

     A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting, in addition to any other information as may be required by the Florida Business Corporation Act, the Exchange Act or other law, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

     A stockholder's notice with respect to a Director nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Schedule 14A under the Exchange Act; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.

     Copies of the complete provisions of the Company's Articles of Incorporation and Bylaws governing these matters are available to any stockholder upon request without charge from the Corporate Secretary of the Company.


                                        By Order of the Board of Directors,


                                        /s/ SUSAN JOHNSON
                                        ----------------------------------
                                        Susan Glatthorn Johnson, Corporate
                                        Secretary


Dated: April 10, 1998

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                                                                        4600PS98